Exhibit 6.8

ISSUER ACKNOWLEDGEMENT
REGULATION A OFFERING

The undersigned (the "Issuer") has engaged FinTech Clearing, LLC ("Broker Dealer") and FlashFunders, Inc. ("Website Administrator") to provide certain services to the Issuer pursuant to the Terms of Use located at www.flashfunders.com (as amended or supplemented from time to time, the "Terms of Use").  All capitalized terms not expressly defined in this Issuer Acknowledgement shall have the respective meanings ascribed to them in the Terms of Use.  As a material inducement to Broker Dealer and Website Administrator to provide the Service, the Issuer hereby agrees as follows:

1.                  Defined Terms.  As used herein, the following terms have the following meanings:

(a)               "Affiliate" means any entity controlled by or under common control with the Issuer and any predecessor of the Issuer.  For the purposes hereof, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

(b)               "Closing" means the consummation of an Offering.

(c)                "Commission" means the Securities and Exchange Commission.

(d)               "Gross Proceeds" means the total gross process received by the Issuer at a Closing.

(e)                "Investor" means any investor or any potential investor in an Offering.

(f)                "Offering" means an offering of the Issuer’s securities being conducted pursuant to Regulation A under the Securities Act and listed on the Platform.

(g)               "Offering Statement" means an offering statement filed with the Commission pursuant to Rule 252 under the Securities Act.

(h)               "Platform" means the website located at www.flashfunders.com.

2.                  Compensation; Reimbursable Expenses; Payment Terms.

(a)               Compensation.  Prior to the listing of an Offering on the Platform the Issuer shall pay to Broker Dealer a listing fee equal to ten thousand dollars ($10,000). In the event of a Closing, as compensation for the Service, the Issuer shall pay to Broker Dealer a technology fee equal to one quarter of one percent (0.25%) of the Gross Proceeds (such listing and technology fees together being the "Fees"). Broker Dealer will be compensated in connection with an Offering pursuant to and in accordance with that

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certain Selected Dealers Agreement by and between Broker Dealer and Boustead Securities, LLC, a copy of which is attached to this Issuer Acknowledgement as Exhibit A.

(c)                Reimbursable Expenses.  Broker Dealer shall be entitled to reimbursement for all reasonable out-of-pocket third party expenses that it pays or incurs on behalf of the Issuer in connection with any Offering (collectively, "Reimbursable Expenses").  Reimbursable Expenses shall include, without limitation, any state filing fees, blue-sky filing fees, and payment processing fees.

(d)               Payment Terms.  At each Closing, Broker Dealer shall deliver to the Issuer an invoice clearly stating the unpaid Fees and Reimbursable Expenses as of such Closing.  The Issuer shall pay all such amounts within ten (10) calendar days after the date of such invoice.

3.                  Representations, Warranties and Covenants.  With respect to any Offering, the Issuer hereby represents, warrants and covenants to Broker Dealer and Website Administrator that:

(a)               Terms of Use.  The Issuer shall at all times comply with the Terms of Use.

(b)               Disclosure.  None of the information filed with the Commission by or on behalf of the Issuer, or any of the information provided to Broker Dealer or Website Administrator (through the Platform or otherwise) by or on behalf of the Issuer, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make such statements not misleading in light of the circumstances under which they were made.

(c)                Reliance.  Broker Dealer and Website Administrator are entitled to rely on all representations and warranties of the Issuer made in any materials provided to Investors in connection with any Offering.

(d)               Securities Filings.  The Issuer will timely make all securities filings required under applicable federal and applicable state securities laws, and will otherwise abide by all of the rules, regulations and other requirements applicable to issuers of securities under the Securities Act and other applicable laws.

(e)                Own Advisors.  The Issuer has been advised to, and has, consulted with the Issuer’s own legal, financial and tax advisors in connection with an Offering.  The Issuer is not relying on any statements or representations of Broker Dealer or Website Administrator or their agents, for legal, financial or tax advice with respect to an Offering, use of the Platform or any corporate preparation, clean-up and/or structuring of the Issuer related thereto.

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(f)                No Assurances.  The Issuer understands that Broker Dealer can make no assurance that any Offering will be successful or that the Issuer will receive any minimum or target investment in such Offering.

(g)               Termination of Offering.  The Issuer acknowledges and agrees that (i) Broker Dealer has the right, without any liability to the Issuer but upon reasonable notice, to deny the Issuer access to the Platform or terminate any Offering at any time and for any or no reason (including, without limitation, if Broker Dealer determines that the Issuer or such Offering presents the potential for fraud or otherwise raises concerns about Investor protection), and (ii) as between the Issuer (and its stockholders and affiliates) and Broker Dealer, to the fullest extent permitted by law, Broker Dealer has no liability or obligation to conduct any examination or investigation, or to detect, conclude or report to the Issuer any concerns, based upon any information known to or discoverable by Broker Dealer, that the Issuer or such Offering presents the potential for fraud or otherwise raises concerns about Investor protection.

(h)               Notice of Termination of Offering.  The Issuer shall immediately notify Broker Dealer in writing if the Issuer terminates, cancels or is otherwise unable to complete an Offering.

(i)                 Use of Platform.  The Issuer acknowledges that the Platform has been developed and is maintained by Website Administrator.  WEBSITE ADMINISTRATOR DOES NOT RECOMMEND, SOLICIT TRANSACTIONS IN, RECEIVE COMPENSATION FROM, OR OTHERWISE PARTICIPATE IN SECURITIES OFFERINGS IN ANY MANNER.  The Platform serves only as an online interface utilized by Broker Dealer to display securities offerings.  All securities-related activities are conducted by Broker Dealer.

(j)                 Compliance with Laws.  THE ISSUER HAS READ, CONSULTED WITH ITS OWN LEGAL ADVISOR REGARDING, AND UNDERSTANDS RULES 251 TO 263 UNDER THE SECURITIES ACT AND REGULATION A THEREUNDER. THE ISSUER HAS COMPLIED WITH THE REQUIREMENTS IN RULE 251 TO 263 UNDER THE SECURITIES ACT.

(k)               No Disqualification Event.  None of the Issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Issuer participating in the Offering, any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter connected with the Issuer in any capacity at the time of sale (each, an "Issuer Covered Person") is subject to any of the "Bad Actor" disqualifications described in Rule 262(a)(1) to (8) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 262(b) or (c) under the Securities Act. The Issuer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.  Prior to the commencement of an Offering, the Issuer shall cause each Issuer Covered Person to complete, execute and deliver to Broker Dealer a bad actor questionnaire provided by Broker Dealer.

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(l)                 Eligible Issuer.  The Issuer is organized under the laws of the United States or Canada, or any State, Province, Territory or possession thereof, or the District of Columbia, with its principal place of business in the United States or Canada. The Issuer is not required to file reports pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), immediately before the Offering. The Issuer not an investment company registered or required to be registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940. The Issuer is not issuing fractional undivided interests in oil or gas rights, or a similar interest in other mineral rights. The Issuer is not, and has not been, subject to any order of the Commission entered pursuant to Section 12(j) of the Exchange Act within five years before the filing of the Offering Statement. The Issuer has filed with the Commission all reports required to be filed, if any, pursuant to Rule 257 under the Securities Act during the two years before the filing of the Offering Statement (or for such shorter period that the Issuer was required to file such reports). The Issuer is not a development stage company and has a specific business plan. Such business plan does not indicate that the Issuer plans to engage in a merger or acquisition with an unidentified company or companies. A copy of such business plan is, or will be, included in the Offering Statement.

(m)             Offering Statement. The Issuer has completed and filed with the Commission, or will complete and timely file with the Commission, the Offering Statement in compliance with Rule 252 under the Securities Act. The Commission has qualified or is in the process of qualifying the Offering Statement. The Issuer will provide Broker Dealer with a filed copy of the final Offering Statement and all amendments thereto. The Issuer acknowledges that the Issuer is solely responsible for the contents of the Offering Statement and is not relying on any statements or representations of Broker Dealer or its agents, for legal or other advice with respect to the Offering Statement or any amendments thereto or other filings with any governmental agency.

(n)               Indemnification.  The Issuer agrees to indemnify, hold harmless and defend the Indemnified Parties at the Issuer’s expense, against any and all claims, actions, proceedings, and suits and all related liabilities, damages, settlements, penalties, fines, costs and expenses and costs and expenses of investigations (including, without limitation, reasonable attorneys’ fees and other dispute resolution expenses) incurred by any Indemnified Party arising out of or relating to (a) the Issuer’s breach of any representation, warranty or covenant, or any of its obligations, under this Issuer Acknowledgement or any of the Offering documents and/or (b) any violation by the Issuer of any law, rule, order or regulation applicable to an Offering (including, without limitation, the Securities Act).

(o)               Incorporation by Reference.  The Terms of Use (including, without limitation, Sections 18 (Disclaimer of Warranties), 19 (Limitation of Liability; Sole and Exclusive Remedy), 21 (Dispute Resolution and Governing Law) and 22 (Binding Arbitration)) are hereby incorporated into this Issuer Acknowledgement by this reference.

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(p)               Conflict.  In the event of any conflict between this Issuer Acknowledgement and the Terms of Use, this Issuer Acknowledgement shall govern.

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In Witness Whereof, the Issuer has executed this Issuer Acknowledgement as of the day and year set forth below.

TRUE LEAF MEDICINE INTERNATIONAL LTD.

By (signature):    /s/ Darcy Bomford

Name:     Darcy Bomford

Title:   CEO

Date:     10/13/17

ACKNOWLEDGED AND ACCEPTED:

FINTECH CLEARING, LLC

By:           /s/ Brian Park

Name:              Brian Park

Title:                President

Date:           10/13/2017

FLASHFUNDERS, INC.

By:        /s/ Brian Park

Name:              Brian Park

Title:                President

Date:      10/13/17

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Exhibit A

Selected Dealers Agreement by and between Broker Dealer and Boustead Securities, LLC

BOUSTEAD SECURITIES, LLC

6 Venture, Suite 325
Irvine, CA 92618
949-295-1580

PARTICIPATING DEALER AGREEMENT
for Shares in
True Leaf Medicine International, Ltd.

                   _______ , 201__

Ladies and Gentlemen:

The undersigned, Boustead Securities, LLC, a California limited liability company (the "Managing Broker-Dealer"), has entered into an agreement (the "Underwriting Agreement") with True Leaf Medicine International, Ltd., a Canadian corporation (the "Company"), for the sale (the "Offering") of up to $10,000,000 in shares of common stock (the "Shares") in the Company, pursuant to which the Managing Broker-Dealer has agreed to use its best efforts to form and manage, as the Managing Broker-Dealer, a group of licensed securities dealers (a "Dealer" if singular or the "Dealers" if plural) for the purpose of soliciting offers for the purchase of the Shares. The Underwriting Agreement is attached hereto as Exhibit A.  The Company has prepared and filed an Offering Statement on Form 1-A, File No. 024-10679 (together with all amendments thereto, the "Offering Statement") with the Securities and Exchange Commission ("SEC"). The date the Offering Statement is qualified by SEC shall be referred to herein as the "Qualification Date." The Shares will be offered during a period commencing on the Qualification Date, and continuing until the earliest of: (i) the sale of $10,000,000 in Shares, (ii) the date specified in the Final Offering Circular for the Offering, dated [_______], 2017, as supplemented or amended  (the "Final Offering Circular"), as the date of the termination of the Offering, or (iii) a determination by the Company’s board of directors to terminate the Offering (the "Offering Termination Date"); provided, however, that the Company in its sole discretion may terminate the Offering at any time, including beyond the Offering Termination Date. Terms used but not otherwise defined in this Participating Dealer Agreement (this "Agreement") have the same meanings as set forth in the Final Offering Circular. The Shares will be offered at a price of $[__] per Share.

You are invited to become a Dealer and by your confirmation hereof you agree to act in such capacity and to use your best efforts, in accordance with the following terms and conditions, to find qualified investors (the "Investors") for the Shares. By your acceptance of this Agreement, you will become one of the Dealers and will be entitled to and subject to the indemnification and contribution provisions contained in the Underwriting Agreement, including the provisions of the Underwriting Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company and the Managing Broker-Dealer for certain actions.

1. Dealer Representations.

1.1 You hereby confirm that you (i) are a member in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA"), (ii) are qualified and duly registered to act as a broker-dealer within all states in which you will sell the Shares, (iii) are a broker-dealer duly registered with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iv) will maintain all such registrations and qualifications in good standing for the duration of your involvement in the Offering. You agree to immediately notify the Managing Broker-Dealer if you cease to be a member of FINRA in good standing and further agree that if that should occur, you will cease all activities related to the Offering.

1.2 You hereby agree to solicit, as an independent contractor, and not as the Managing Broker-Dealer’s agent, or as an agent of the Company or its affiliates, persons acceptable to the Company to purchase the Shares pursuant to the Subscription Agreement (the "Subscription Agreement") in the form attached to the Final Offering Circular and in accordance with the terms of the Final Offering Circular and to diligently make inquiries as required by this Agreement, the Final Offering Circular or applicable law with respect to prospective Investors in order to ascertain whether a purchase of the Shares is suitable for the Investor. In accordance with the instructions set forth in the Subscription Agreement, all the Subscription Agreements shall be transmitted to the Managing Broker-Dealer. If you receive any funds from a subscriber with respect to any Subscription Agreement, you shall immediately transmit such funds into a non-interest bearing account at Fifth Third Bank (the "Escrow Account"), established by Issuer Direct Corp. To the extent received by the Managing Broker-Dealer, the Managing Broker-Dealer will be responsible for the transmittal of such funds for the purchase of Shares to the Escrow Account.  The Company and the Managing Broker-Dealer have agreed to comply with the provisions of SEC Rule 15c2-4 as to all funds provided by Investors for the purchase of Shares. No Subscription Agreement shall be effective unless and until accepted by the Company, it being understood that the Company may accept or reject any Investor in its sole discretion and that the Company may terminate the Offering at any time for any reason.

1.3 You understand that the Offering of Shares is made on a "best-efforts" basis, as described in the Final Offering Circular. You further understand and agree that your compensation under this Agreement for the sale of Shares is conditioned upon the sale of Shares before the Offering Termination Date, and the Company’s acceptance of sales by you, and that the failure to sell the Shares or the failure to accept a purchase for Shares shall relieve the Managing Broker-Dealer or any other party of any obligation to pay you for any services rendered by you in connection with the sale of Shares under this Agreement or otherwise.

1.4 You agree that before participating in the Offering, you will have reasonable grounds to believe, based on information made available to you by the Managing Broker-Dealer and/or the Company through the Final Offering Circular, that all material facts are adequately and accurately disclosed in the Final Offering Circular and provide a basis for evaluating the Company and the Shares.

1.5 You agree not to execute any transaction in which an Investor invests in the Shares in a discretionary account without prior written approval of the transaction by the Investor and the Managing Broker-Dealer.

1.6 You agree to comply in all respects with the purchase procedures and plan of distribution set forth in the Final Offering Circular. Further, you agree that although you may receive due diligence material regarding the Offering from the Company in electronic form, you will not distribute to any prospective Investor or any other person any such due diligence material at all times keeping the due diligence material confidential.

1.7 All subscriptions solicited by you will be strictly subject to confirmation by the Managing Broker-Dealer and acceptance thereof by the Company. The Managing Broker-Dealer and the Company reserve the right in their absolute discretion to reject any such subscription and to accept or reject subscriptions in the order of their receipt by the Company, as appropriate or otherwise. Neither you nor any other person is authorized to, and neither you nor any of your employees, agents or representatives shall give any information or make any representation other than those contained in the Final Offering Circular or in any supplemental sales literature furnished by the Managing Broker-Dealer or the Company for use in making solicitations in connection with the offer and sale of the Shares.

1.8 Upon authorization by the Managing Broker-Dealer, you may offer the Shares at the Offering price set forth in the Final Offering Circular, subject to the terms and conditions thereof.

1.9 The Company or the Managing Broker-Dealer will provide you with such number of copies of the Final Offering Circular as you may reasonably request. You will be solely responsible for correctly placing orders of such materials, and will reimburse the Managing Broker-Dealer for any costs incurred in connection with unreasonable or mistaken orders. The Managing Broker-Dealer also understands that the Company may provide you with certain supplemental sales material to be used by you in connection with the solicitation of purchases of the Shares. If you elect to use such supplemental sales material, you agree that such material shall not be used in connection with the solicitation or purchase of the Shares unless accompanied or preceded by the Final Offering Circular, as then currently in effect, and as it may be amended or supplemented in the future.

1.10 The Managing Broker-Dealer shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering. The Managing Broker-Dealer shall be under no liability to you except for lack of good faith and for obligations expressly assumed by it in this Agreement. Nothing contained in this Section is intended to operate as, and the provisions of this Section shall not constitute a waiver by you, of compliance with any provision of the Securities Act, the Exchange Act, other applicable federal law, applicable state law or of the rules and regulations thereunder.

1.11 For the sale of Shares, you will instruct all Investors to make their checks payable to "Issuer Direct Corp., as Deposit Agent for True Leaf Medicine International Ltd." If you receive a check that does not conform with the foregoing instructions, you shall return such check directly to such subscriber not later than the end of the next business day following its receipt.

1.12 You will limit the Offering of the Shares to persons whom you have reasonable grounds to believe, and in fact believe, meet the financial suitability and other Investor requirements set forth in the Final Offering Circular.

1.13 After the Offering Statement has been filed with the SEC but prior to the Qualification Date, you are required to provide each prospective Investor with a copy of the Preliminary Offering Circular and any exhibits and appendices thereto (which are contained in the Offering Statement). After the Qualification Date, you are required to provide each prospective Investor with a copy of the Final Offering Circular and any exhibits and appendices thereto. If a prospective Investor receives the Preliminary Offering Circular, then you will be required to deliver to the Investor the Final Offering Circular at least 48 hours before such Investor will be permitted to acquire Shares. If an Investor purchases Shares within 90 calendar days of the Qualification Date, you will deliver to the Investor, no later than two business days following the completion of such sale, a copy of the Final Offering Circular and all exhibits and appendices thereto either by (i) electronic delivery of the Final Offering Circular or the uniform resource locator (the "URL") to where the Final Offering Circular may be accessed on the SEC’s Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), or (ii) mailing the Final Offering Circular and all exhibits and appendices thereto to the Investor at the address indicated in the Subscription Agreement.

1.14 During the course of the Offering, you will advise each prospective Investor at the time of the initial offering to him or her that the Company and/or its agents and consultants will, during the course of the Offering and prior to any sale, accord said Investor and his or her purchaser representative, if any, the opportunity to ask questions of and to receive answers from the Company and/or its agents and consultants concerning the terms and conditions of the Offering and to obtain any additional information, which information is possessed by the Company or may be obtained by it without unreasonable effort or expense and which is necessary to verify the accuracy of the information contained in the Final Offering Circular.

1.15 You will immediately bring to the attention of the Company and the Managing Broker-Dealer any circumstance or fact which causes you to believe the Offering Statement, the Final Offering Circular, or any other literature distributed pursuant to the Offering, or any information supplied to prospective Investors in their purchase materials, may be inaccurate or misleading.

1.16 You agree that in recommending to an Investor the purchase or sale of the Shares, you shall have reasonable grounds to believe, on the basis of information obtained from the prospective Investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by you, that:

1.16.1 The prospective Investor is an accredited investor or is otherwise not investing more than such Investor’s maximum investment as set forth in the Securities Act and the acquisition of Shares is otherwise a suitable investment for such Investor as may be required by all applicable laws, rules and regulations;

1.16.2 The prospective Investor is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits described in the Final Offering Circular;

1.16.3 The prospective Investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares, including, but not limited to, the total loss of the investment, lack of liquidity and other risks described in the Final Offering Circular; and

1.16.4 An investment in the Shares is otherwise suitable for the prospective Investor.

1.17 You agree to keep records in compliance with the requirements imposed by (i) federal and state securities laws and the rules and regulations thereunder and (ii) the applicable rules of FINRA. You agree to retain in your records and make available to the Managing Broker-Dealer and to the Company, for a period of at least 6 years following the Offering Termination Date, information establishing that (i) each person who purchases the Shares pursuant to a Subscription Agreement solicited by you is within the permitted class of Investors under the requirements of the jurisdiction in which such Investor is a resident, (ii) each person met the suitability requirements set forth in the Final Offering Circular and the Subscription Agreement and (iii) each person is suitable for such investment and the basis on which such suitability determination was made. You also agree to make your records regarding suitability available to representatives of the SEC and FINRA and applicable state securities administrators upon the Managing Broker-Dealer’s request.

1.18 You agree that upon request by the Managing Broker-Dealer, you will furnish a complete list of all persons who have been offered the Shares (including the corresponding number of the Final Offering Circular delivered to such persons) and such persons’ place of residence.

1.19 You agree that before executing a purchase transaction in the Shares, you will inform the prospective Investor and his or her purchaser representative, if any, of all pertinent facts relating to the liquidity and marketability of the Shares, as appropriate, during the term of the investment.

1.20 You hereby undertake and agree to comply with all obligations applicable to you as set forth in FINRA rules, including, but not limited to, any new suitability and filing requirements.

1.21 You agree not to rely upon the efforts of the Managing Broker-Dealer in (i) performing due diligence related to the Company (including its members, managers, officers, directors, employees, and Affiliates), the Shares, or the suitability thereof for any Investors and (ii) determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal law, state law and/or FINRA. You further agree that you are solely responsible for performing adequate due diligence, and you agree to perform adequate due diligence as required by federal law, state law, and/or FINRA.

1.22 You will refrain from making any representations to any prospective Investor other than those contained in the Final Offering Circular, and will not allow any other written materials to be used to describe the potential investment to prospective Investors other than the Final Offering Circular or factual summaries and sales brochures of the Offering prepared by the Company and distributed by the Managing Broker-Dealer.

1.23 You will refrain from distributing any material to prospective Investors that is marked "Financial Advisor Use Only" or "Broker-Dealer Use Only," or any other due diligence material related to the Offering received by you.

1.24 Neither you nor any of your managing members, directors, or executive officers, or any of your officers participating in the Offering is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.  None of your registered representatives or any other person being compensated by or through you for the solicitation of investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

1.25 You acknowledge that this Offering is being made in reliance on Regulation A promulgated under the Securities Act and that the Company is relying on a certification from you that a potential Investor meets with the suitability requirements set forth in the Final Offering Circular.

1.26 You will provide the Managing Broker-Dealer with such information relating to the offer and sale of the Shares by you as the Managing Broker-Dealer may from time to time reasonably request.

2. Compensation. Subject to certain conditions, and in consideration of your services hereunder, the Managing Broker-Dealer will pay you sales commissions as follows:

2.1 You will receive a selling commission in an amount up to [__]% of the purchase price of the Shares sold by you and accepted by the Company; provided, however, that this amount will be reduced to the extent the Managing Broker-Dealer negotiates a lower commission rate with you, in which event the commission rate will be the lower agreed upon rate (the above being referred to as the "Commissions").

2.2 Payment of the Commissions shall be subject to the following conditions:

(a)   No Commissions will be payable with respect to any Subscription Agreements that are rejected by the Company or the Managing Broker-Dealer, or if the Company terminates the Offering for any reason whatsoever.

(b)   No Commissions will be payable unless and until release to the Company of funds from the Escrow Account, as applicable.

(c)   No Commissions will be payable to you with respect to any sale of the Shares by you unless and until such time as the Company has received the total proceeds of any such sale from the Escrow Account and the Managing Broker-Dealer has received the aggregate amount of sales commission to which it is entitled.

2.4 All other expenses incurred by you in the performance of your obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at your sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

2.5 Once Commissions become payable, they will be paid on the first and fifteenth of each month. You agree that, in the event any Commissions have been paid to the Managing Broker-Dealer pursuant to the terms of the Managing Broker-Dealer Agreement, you will look solely to the Managing Broker-Dealer for payment of any Commissions.

2.6 In the event that a purchase is revoked or rescinded, the Dealer will be obligated to return to the Managing Broker-Dealer any Commissions previously paid to the Dealer in connection with such purchase.

3. Solicitation.

3.1 In soliciting persons to acquire the Shares, you agree to comply with any applicable requirements of the Securities Act, the Exchange Act, applicable state securities laws, the published rules and regulations thereunder and FINRA rules and, in particular, you agree that you will not give any information or make any representations other than those contained in the Final Offering Circular and in any supplemental sales literature furnished to you by the Managing Broker-Dealer or the Company for use in making such solicitations.

3.2 You will conduct all solicitation and sales efforts in conformity with Regulation A promulgated under the Securities Act, and exemptions available under applicable state law and conduct reasonable investigation to ensure that all prospective Investors are not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order No. 133224, 66 Fed. Reg. 49079 (September 25, 2001) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable enabling legislation or other Executive Orders in respect thereof (such lists are collectively referred to as "Lists") or (ii) owned or controlled by, nor act for or on behalf of, any person or entity on the Lists.

3.3 You agree to promptly provide to the Managing Broker-Dealer copies of any written or otherwise documented complaints from customers received by you relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by you).

4. Offer and Sale Activities. It is understood that under no circumstances will you engage in any activities hereunder in any state other than those for which permission has been granted by the Managing Broker-Dealer to you, as evidenced by written acknowledgement by the Managing Broker-Dealer that such state has been cleared for offer and sale activity. It is further understood that you shall notify the Company of Subscription Agreements you receive within 2 business days of receipt so that the Company may make any required federal or state law filings.

5. Relationship of Parties. Nothing contained herein shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Managing Broker-Dealer or the Company. The Managing Broker-Dealer shall be under no liability to make any payment to you except out of the funds received pursuant to the terms of the Managing Broker-Dealer Agreement as hereinabove provided, and the Managing Broker-Dealer shall not be under any liability for, or in respect of the value or validity of the Subscription Agreement, the Shares or the performance by anyone of any agreement on its part, or for, or in respect of any matter connected with this Agreement, except for lack of good faith by the Managing Broker-Dealer, and for obligations expressly assumed by the Managing Broker-Dealer in this Agreement.

6. Indemnification and Contribution. You hereby agree and acknowledge that you shall be entitled to the rights, and be subject to the obligations and liabilities, of the indemnification and contribution provisions contained in the Underwriting Agreement, including without limitation, the provisions by which the Dealers shall severally agree to indemnify and hold harmless the Company and the Managing Broker-Dealer and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants.

7. Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

7.1 Customer Information. "Customer Information" means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

7.2 Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the "Privacy Laws"), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

7.3 Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

7.4 Survivability. The provisions of Section 6 and this Section 7 shall survive the termination of this Agreement.

8. Survival of Representations and Warranties. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement and in the applicable provisions of the Underwriting Agreement shall be deemed to be representations, warranties and agreements at and through the Offering Termination Date, and such representations, warranties and agreements by the Managing Broker-Dealer or the Dealers, including the indemnity and contribution agreements contained in the Underwriting Agreement shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker-Dealer, the Dealers and/or any controlling person, and shall survive the sale of, and payment for, the Shares and the termination of this Agreement.

9. Termination. The Dealer will suspend or terminate the Offering upon request of the Company or the Managing Broker-Dealer at any time and will resume the Offering upon the subsequent request of the Company or the Managing Broker-Dealer. This Agreement may be terminated by the Managing Broker-Dealer or a Dealer at any time upon 5 days’ written notice to the other party. If this Agreement is terminated the Dealer is still obligated to fulfill its delivery requirements pursuant to Section 1.13.

10. Managing Broker-Dealer Obligations.

10.1 Notifications. The Managing Broker-Dealer shall provide prompt written notice to the Dealers of any material changes to the Offering Statement or Final Offering Circular that in its judgment could materially and adversely affect a Dealer with respect to this Offering.

10.2 Records. The Managing Broker-Dealer shall retain in its records and make available to the Dealers, for a period of at least 6 years following the Offering Termination Date, any communications and information with respect to a prospective Investor that has otherwise not been provided to a Dealer.

10.3 FINRA Rule 5110. The Managing Broker-Dealer has submitted to FINRA (or will submit no later than one business day after filing with or submitting to the SEC or any state securities commission or other regulatory authority) a copy of the documents to be filed pursuant to FINRA Rule 5110(b)(5) and the information specified in FINRA Rule 5110(b)(6); provided, however, any documents that are filed with the SEC through the SEC’s EDGAR System that are referenced in FINRA’s electronic filing system shall be treated as filed with FINRA (the "FINRA Filing"). No sales of Shares shall commence unless such documents and information have been filed with and reviewed by FINRA and FINRA has provided an opinion that it has no objections to the proposed underwriting and other terms and arrangements.

10.4 Confirmation. The Managing Broker-Dealer hereby acknowledges that it has assumed the duty to confirm on behalf of the Dealers all orders for purchases of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with the applicable laws of such other jurisdictions to the extent that the Managing Broker-Dealer is advised of such laws in writing by the Dealer.

11. Governing Law. This Agreement shall be governed by, subject to and construed in accordance with the laws of the State of  California without regard to conflict of law provisions.  The Managing Broker-Dealer and the Dealer agree that any dispute concerning this Agreement shall be resolved exclusively through binding arbitration before FINRA pursuant to its arbitration rules.  Arbitration will be venued in Orange County, California (the "Agreed Forum").  Each of the Managing Broker-Dealer and the Dealer agree that the Agreed Forum is not an "inconvenient forum" for proceedings hereunder, and each hereby agree to the personal jurisdiction of the Agreed Forum and that service of process by mail to the address for such party as set forth in this Agreement (or such other address as a party hereto shall notify the other in writing) constitute full and valid service for such proceedings.

12. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

13. Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

14. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

15. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, (i) if sent to the Managing Broker-Dealer, shall be mailed or delivered to Boustead Securities, LLC, 6 Venture Suite 325, Irvine, California 92618, (ii) if sent to the Company, shall be mailed or delivered to  True Leaf Medicine International, LLC, 100 Kalamalka Lake Road, Unit 32, Vernon, British Columbia, V1T 9G1, or (iii) if sent to you, shall be mailed or delivered to you at your address set forth below. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

16. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the parties to the Underwriting Agreement, their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

17. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any subsequent occurrence.

18. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

19. Entire Agreement. This Agreement, along with the applicable provisions of the Underwriting Agreement, constitute the entire understanding between the parties hereto and supersede any prior understandings or written or oral agreements between them respecting the subject matter hereof.

20. Anti-Money Laundering Compliance Programs. Each Dealer’s acceptance of this Agreement constitutes a representation to the Managing Broker-Dealer that the Dealer has established and implemented an anti-money laundering ("AML") compliance program ("AML Program"), in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act, the Bank Secrecy Act, as amended, and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Shares. In addition, the Dealer represents that it has established and implemented a program ("OFAC Program") for compliance with OFAC and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Managing Broker-Dealer at any time, the Dealer hereby agrees to (i) furnish a copy of its AML Program and OFAC Program to the Managing Broker-Dealer for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of the FINRA rules the Investors who purchase Shares through the Dealer are "Customers" of the Dealer and not the Managing Broker-Dealer. Nonetheless, to the extent that the Managing Broker-Dealer deems it prudent, the Dealer shall cooperate with the Managing Broker-Dealer’s auditing and monitoring of the Dealer’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to the Company’s investors introduced to, and serviced by, the Dealer (the "Customers"). Such documentation could include, among other things: (i) copies of Dealer’s AML Program and its OFAC Program; (ii) documents maintained pursuant to the Dealer’s AML Program and its OFAC Program related to the Customers; (iii) any suspicious activity reports filed related to the Customers; (iv) audits and any exception reports related to the Dealer’s AML activities; and (v) any other files maintained related to the Customers. In the event that such documents reflect, in the opinion of the Managing Broker-Dealer, a potential violation of the Managing Broker-Dealer’s obligations in respect of its AML or OFAC requirements, the Dealer will permit the Managing Broker-Dealer to further inspect relevant books and records related to the Customers (with respect to the Offering) and/or the Dealer’s compliance with AML or OFAC requirements. Notwithstanding the foregoing, the Dealer shall not be required to provide to the Managing Broker-Dealer any documentation that, in the Dealer’s reasonable judgment, would cause the Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. The Dealer hereby represents that it is currently in compliance with all AML rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. The Dealer hereby agrees, upon request by the Managing Broker-Dealer to (i) provide an annual certification to the Managing Broker-Dealer that, as of the date of such certification (A) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (B) it has continued to implement its AML Program and its OFAC Program and (C) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act and (ii) perform and carry out, on behalf of both the Managing Broker-Dealer and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

21. Managing Broker-Dealer Representations. The Managing Broker-Dealer hereby represents and warrants as of the Effective Date to the Dealer that neither the Managing Broker-Dealer nor any of its managing members, directors, or executive officers, or any of its officers participating in the Offering is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.  None of the Managing Broker-Dealer’s registered representatives or any other person being compensated by or through the Managing Broker-Dealer for the solicitation of investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

22. Electronic Delivery of Information; Electronic Processing of Subscriptions. The Company has agreed to confirm all orders for the purchase of Shares accepted by the Company. In addition, the Company, the Managing Broker-Dealer and/or third parties engaged by the Company or the Managing Broker-Dealer may, from time to time, provide to the Dealer copies of investor letters, annual reports and other communications provided to the Company investors. The Dealer agrees that, to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided to or from the Company, the Managing Broker-Dealer, the Dealer and/or their agents or customers may be provided electronically, as a preference but not as a requirement.

With respect to Shares held through custodial accounts, the Dealer agrees and acknowledges that to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided from the Company, the Managing Broker-Dealer and/or their agents to Investors may be provided solely to the custodian that is the registered owner of the Shares, rather than to the beneficial owners of the Shares. In such case it shall be the responsibility of the custodian to distribute the information to the beneficial owners of Shares.

The Dealer agrees and acknowledges that the Managing Broker-Dealer may, as a preference but not as a requirement, use an electronic platform to process subscriptions, including but not limited to the Depository Trust Company (DTC) model. If an electronic platform is used, the Dealer agrees to cooperate with the processing of subscriptions through such an electronic platform if reasonably practical.

23. Third Party Beneficiaries. The Company and its affiliates, successors and assigns shall be express third party beneficiaries of Section 1 of this Agreement.

24. Successors and Assigns. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the Managing Broker-Dealer and Dealer and their respective successors and permitted assigns.

Please confirm this Agreement to solicit persons to acquire the Shares on the foregoing terms and conditions by signing and returning the form enclosed herewith.

Very truly yours, Boustead Securities, LLC, a California limited liability company

By:
Name:
Its:

Boustead Securities, LLC

6 Venture, Suite 325

Irvine, California 92618

Re:    Offering of Shares in True Leaf Medicine Ltd.

Ladies and Gentlemen:

The undersigned confirms its agreement to act as a Dealer as referred to in the foregoing Participating Dealer Agreement, subject to the terms and conditions of such Agreement. The undersigned confirms that it is a member in good standing of the Financial Industry Regulatory Authority, Inc., and is qualified under federal law and the laws of the states in which sales are to be made by the undersigned to act as a Dealer.

Dated: , 20
(Print Name of Firm)

By:
(Authorized Representative)

Address:

Taxpayer Identification Number:
Registered as broker-dealer in the following states:

☐ All States

☐ AL	☐ AK	☐ AZ	☐ AR	☐ CA	☐ CO	☐ CT	☐ DE	☐ DC	☐ FL	☐ GA	☐ HI	☐ ID

☐ IL	☐ IN	☐ IA	☐ KS	☐ KY	☐ LA	☐ ME	☐ MD	☐ MA	☐ MI	☐ MN	☐ MS	☐ MO

☐ MT	☐ NE	☐ NV	☐ NH	☐ NJ	☐ NM	☐ NY	☐ NC	☐ ND	☐ OH	☐ OK	☐ OR	☐ PA

☐ RI	☐ SC	☐ SD	☐ TN	☐ TX	☐ UT	☐ VT	☐ VA	☐ WA	☐ WV	☐ WI	☐ WY	☐ PR

EXHIBIT A

Underwriting Agreement

True Leaf Medicine International Ltd.

UNDERWRITING AGREEMENT

dated October __, 2017

Boustead Securities, LLC

Underwriting Agreement

October __, 2017

Boustead Securities, LLC,
As Representative of the
   several Underwriters listed
   in Schedule A hereto
c/o Boustead Securities, LLC
6 Venture, Suite 325
Irvine, CA 92618

Ladies and Gentlemen:

True Leaf Medicine International Ltd., a Canadian corporation (the "Company"), proposes to issue a maximum of 14,285,715 shares (the "Underwritten Shares") of the Company’s common stock, with no par value  per share ("Common Stock"), and sell to the several underwriters listed in Schedule A hereto (the "Underwriters"), for whom Boustead Securities, LLC ("Boustead" or "you") is acting as a representative (the "Representative") for an aggregate of up to $10,000,000 of shares of Common Stock (the "Shares") for sale to investors deemed acceptable by the Company (the "Investors") in an offering pursuant to Regulation A.  The Underwriters have agreed to act, on a best efforts basis only, as the Underwriters in connection with the offering and sale of the Shares (the "Offering") as set forth in this Underwriting Agreement (this "Agreement").

The Company previously entered into an Engagement Letter with regards to the Offering, as amended on October 23, 2017 (the "Engagement Agreement"). This Agreement shall supersede and replace the Engagement Agreement as set forth in Section 13 herein.

The Company hereby confirms their agreement with the Underwriters as follows:

Section 1. Agreement to Act on a Best Efforts Basis.

(a)                On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Underwriters agree to act on a best efforts basis, in connection with the issuance and sale by the Company of the Shares to the Investors.  Under no circumstances will the Underwriters be obligated to underwrite or purchase any of the Shares for their respective accounts or otherwise provide any financing.  Upon entry into that Engagement Agreement the Company paid Boustead an advisory fee, in cash, of $25,000 (the "Advisory Fee").  In addition to and excluding the Advisory Fee, upon the Closing (as defined below) of the Offering, the Company shall (x) pay the Underwriters a success fee, payable in cash, equal to (i) eight percent (8%) of the aggregate gross proceeds received by the Company from such Closing, except that with respect to any equity capital raised from any of the parties listed on Schedule B hereto, the success fee shall be equal to four percent (4%) of the gross proceeds received by the Company (the "Success Fee") and (y) issue to Boustead a warrant, with a cashless exercise provision substantially in the form of Exhibit A hereto, equal to six percent (6%) of the gross proceeds (the "Boustead Warrant") received by the Company in the Offering, at an exercise price per share equal to one hundred fifty percent (150%) of the price per Share as shown on the cover page of the Final Offering Circular (as defined below). Such warrants shall expire on the third anniversary of the Qualification Date.

(b)               Boustead shall have the right to enter into selected dealer agreements with other broker-dealers participating in the Offering (each dealer being referred to herein as a "Dealer" and said dealers being collectively referred to herein as the "Dealers").  The Success Fee is allowable, in whole or in part, to the Dealers.  The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Underwriter for payment of compensation to Dealers.

(c)                At the Closing, of the total number of Shares to be sold at such Closing, up to 20,000,000 shares, shall be Underwritten Shares. This is a best efforts offering. Since there is no minimum amount of securities that must be purchased, all investor funds will be available to the Company on commencement of the Offering and available on one or more closings, which may take place at the Company’s discretion at any time.

Section 2. Delivery and Payment.

(a)                In the event that the Representative receives any payment from an Investor in connection with the purchase of any Shares by such investor, such payment shall be promptly transmitted to and deposited into the deposit processing account (the "Deposit Account") established by the Company in connection with the Offering with Issuer Direct Corp, as deposit agent (the "Deposit Agent").  Among other things, the Representative shall forward any checks so received by the Representative to the Deposit Agent by noon the next business day.  The Representative and the Company shall instruct Investors to make wire transfer payments to __________, ABA No. _________, address _____________________, for credit to Issuer Direct Corp., as Deposit Agent for True Leaf Medicine International, Ltd. Account No. _________, with the name and address of the Investor making payment.

(b)               Prior to the Initial Closing date of the Offering and any Subsequent Closing date, (i) each Investor will execute and deliver a Purchaser Questionnaire and Subscription Agreement (each, an "Investor Subscription Agreement") to the Company and the Company will make available to each Underwriter and the Deposit Agent copies of each such Investor Subscription Agreement; (ii) each Investor will transfer to the Deposit Account funds in an amount equal to the price per Share as shown on the cover page of the Final Offering Circular multiplied by the number of Shares subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to the Deposit Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iv) the Deposit Agent will notify the Company and the Representative in writing as to the balance of the Deposit Account and accounting of the proceeds for the sale of Shares offered hereby (the "Funds").

(i)                 If the Deposit Agent has received all necessary documentation and Funds, as may be agreed upon by the Company and the Representative (each such date, a "Closing Date"), the Deposit Agent will release the balance of the Deposit Account for collection by the Company and the Representative as provided in the Transaction Processing and Services Agreement (the "Deposit Agreement") and the Company shall deliver the Shares purchased on such Closing Date to the Investors, which delivery may be made through the facilities of the Depository Trust Company ("DTC") or via book entry with the Company’s securities registrar and transfer agent, Issuer Direct Corporation (the "Transfer Agent").  The initial closing (the "Initial Closing") and any subsequent closing (each, a "Subsequent Closing") shall take place at the office of the Representative or such other location as the Representative, the Company shall mutually agree. The Initial Closing and all Subsequent Closings shall each be referred to as a

(ii)               "Closing."  All actions taken at a Closing shall be deemed to have occurred simultaneously on the date of such Closing.

(iii)             On each Closing Date, the Company will issue to the Representative (and/or its designee) the Boustead Warrant.  The Boustead Warrant shall have an exercise price per share equal to one hundred fifty percent (150%) of the price per Share as shown on the cover page of the Final Offering Circular.  The Boustead Warrant will be exercisable for a term of three years beginning on the Qualification Date (as defined below).  The Representative understands and agrees that there are significant restrictions pursuant to Financial Industry Regulatory Authority ("FINRA") Rule 5110 against transferring the Boustead Warrant and the underlying shares of Common Stock during the one hundred eighty (180) days after the Qualification Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Boustead Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Qualification Date to anyone other than (i) the Representative or selected dealer in connection with the Offering contemplated hereby or (ii) a bona fide officer or partner of the Representative or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

Section 3. Representations and Warranties of the Company.

The Company represents, warrants and covenants to each Underwriter as follows:

(a)                The Company has filed with the Securities and Exchange Commission (the "Commission") an offering statement on Form 1-A (File No. 024-10679) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular and all exhibits to such offering statement, the "Offering Statement") relating to the Shares pursuant to Regulation A as promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the other applicable rules, orders and regulations (collectively referred to as the "Rules and Regulations") of the Commission promulgated under the Securities Act.  As used in this Agreement:

(i)                 "Applicable Time" means 12:00 p.m., Eastern time, on the date of this Agreement;

(ii)               "Final Offering Circular" means the final offering circular relating to the public offering of the Shares as filed with the Commission pursuant to Regulation A of the Rules and Regulations;

(iii)             "Preliminary Offering Circular" means any preliminary offering circular relating to the Shares included in the Offering Statement pursuant to Regulation A of the Rules and Regulations;

(iv)             Removed and Reserved

(v)               "Qualification Date" means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Securities Act and the Rules and Regulations; and

(vi)             "Testing-the-Waters Communication" means any video or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(b)               The Offering Statement has been filed with the Commission in accordance with the Securities Act and Regulation A of the Rules and Regulations; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted, or, to the Company’s knowledge, are contemplated by the Commission.

(c)                The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Securities Act and the Rules and Regulations.

(d)               The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)                The Preliminary Offering Circular did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by the Underwriter in Section 10(c).

(f)                The Final Offering Circular will not, as of its date and on each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Final Offering Circular as provided by the Underwriter in Section 10(c).

(g)               Each Testing-the-Waters Communication, when considered together, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by the Underwriter in Section 10(c).

(h)               As of the date hereof and as of each Closing Date, the Company is duly organized and validly existing as a corporation in good standing under the laws of British Columbia, Canada.  The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Offering Statement, and the Final Offering Circular.  The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to

(i)                 have a material adverse effect on or affecting the business, prospects, properties, management, financial position, stockholders' equity, or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to any Closing Date.

(j)                 The Company has no subsidiaries, nor does it own a controlling interest in any entity other than those entities set forth on Schedule C to this Agreement (each a "Subsidiary" and collectively the "Subsidiaries").  Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation.  Each Subsidiary is duly qualified and in good standing as a foreign company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not be reasonably expected to have a Material Adverse Effect. All of the shares of issued capital stock of each corporate subsidiary, and all of the share capital, membership interests and/or equity interests of each subsidiary that is not a corporation, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, proxy, voting trust or other defect of title whatsoever.

(k)               The Company is organized in, and its principal place of business is in, British Columbia, Canada.

(l)                 The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission.  The Company is not, and has not been at any time during the two-year period preceding the date the Offering Statement was originally filed with the Commission, required to file with the Commission the ongoing reports required by the Rules and Regulations under Regulation A.

(m)             The Company is not, nor upon completion of the transactions contemplated herein will it be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").  The Company is not a development stage company or a "business development company" as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights.  The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

(n)               Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of twenty percent (20%) or more of the Company's outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(o)               The Company is not a "foreign private issuer," as such term is defined in Rule 405 under the Securities Act.

(p)               The Company has full legal right, power and authority to enter into this Agreement and the Deposit Agreement and perform the transactions contemplated hereby and thereby.  This Agreement and the Deposit Agreement have each been authorized and validly executed and delivered by the Company and are each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

(q)               The issuance and sale of the Shares have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.  The holders of the Shares will not be subject to personal liability by reason of being such holders.  The Shares, when issued, will conform to the description thereof set forth in the Final Offering Circular in all material respects.

(r)                 The Company has not authorized anyone other than the management of the Company and the Representative to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Testing-the-Waters Communications other than those provided to the SEC under Exhibit 13 Preliminary Offering Circular as provided by the Underwriter in Section 10(c).

(s)                The financial statements and the related notes included in the Offering Statement, and the Final Offering Circular present fairly, in all material respects, the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with the International Financial Reporting Standards ("IFRS"), rather than United States generally accepted accounting principles ("GAAP"), except as may be stated in the related notes thereto.  No other financial statements or schedules of the Company, any Subsidiary or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular.  There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(t)                 Davidson & Company LLP (the "Accountants"), who have reported on the financial statements and schedules described in Section 3(r), are registered independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board.  The financial statements of the Company and the related notes and schedules included in the Offering Statement, and the Final Offering Circular comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein.

(u)               Since the date of the most recent financial statements of the Company included or incorporated by reference in the Offering Statement and the most recent Preliminary Offering Circular and prior to the Initial Closing and any Subsequent Closing, other than as described in the Final Offering Circular (A) there has not been and will not have been any

(v)               change in the capital stock of the Company or long-term debt of the Company or any Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Change") and (B) neither the Company nor any Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Statement, and the Final Offering Circular.

(w)             Since the date as of which information is given in the most recent Preliminary Offering Circular, neither the Company nor any Subsidiary has entered or will before the Initial Closing or any Subsequent Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has any plans to do any of the foregoing.

(x)               The Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Offering Statement or the Final Offering Circular as being owned by them, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Any real property described in the Offering Statement or the Final Offering Circular as being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)               There are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company’s knowledge, any threatened legal, governmental or regulatory investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(z)                The Company and each Subsidiary has, and at each Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, and (2) performed all its

(aa)            obligations required to be performed, and is not, and at each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected and, to the Company's knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder.  The Company and its Subsidiaries are not in violation of any provision of its organizational or governing documents.

(bb)           The Company has obtained all authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares and the Boustead Securities under this Agreement or the consummation of the transactions contemplated by this Agreement as may be required under federal, state, local and foreign laws, the Securities Act or the rules and regulations of the Commission thereunder, state securities or Blue Sky laws, the rules and regulations of FINRA, the OTCQB Venture Market or the Canadian Stock Exchange ("CSE").

(cc)            There is no actual or, to the knowledge of the Company, threatened, enforcement action or investigation any governmental authority that has jurisdiction over the Company, and to its knowledge, the Company has received no notice of any pending or threatened claim or investigation against the Company that would provide a legal basis for any enforcement action, and the Company has no reason to believe that any governmental authority is considering such action.

(dd)          Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except such conflicts, breaches or defaults as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation, except such violations that would not be reasonably expected to have a Material Adverse Effect, of (1) the provisions of the organizational or governing documents of the Company or any Subsidiary, or (2) any statute or any order, rule or regulation applicable to the Company or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary.

(ee)            There is no document or contract of a character required to be described in the Offering Statement or the Final Offering Circular or to be filed as an exhibit to the Offering Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been authorized, executed and delivered by the Company or any Subsidiary, and constitute valid and binding agreements of the Company or any Subsidiary, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.  None of these contracts have been suspended

(ff)             or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(gg)           The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company's Common Stock.

(hh)           Other than as previously disclosed to the Underwriter in writing, the Company, or any person acting on behalf of the Company, has not and, except in consultation with the Underwriter, will not publish, advertise or otherwise make any announcements concerning the distribution of the Shares, and has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Shares nor has it taken or will it take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Shares.

(ii)               No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement.

(jj)               No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors.

(kk)           The Company and each of its subsidiaries: (i) are and have been in material compliance with all laws, to the extent applicable, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company and its subsidiaries except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) have not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Agency or third party alleging that any product operation or activity is in material violation of any laws and has no knowledge that any such Regulatory Agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) are not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

(ll)               The business and operations of the Company, and each of its Subsidiaries, have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing,

(mm)       distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction ("Environmental Laws"), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(nn)           There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials (as defined below) by or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect.  "Hazardous Materials" means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  "Release" means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(oo)           The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company's and each of its Subsidiary's business as now conducted (collectively, the "Intellectual Property"), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Final Offering Circular: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) the Company is not aware of any defects in the preparation and filing of any of patent applications, as listed in Exhibit C, within the Intellectual Property; (d) to the knowledge of the Company, the patent applications, as listed in Exhibit C, within the Intellectual Property are being prosecuted so as to avoid the abandonment thereof; (e) to the knowledge of the Company, the patents, as listed in Exhibit C, within the Intellectual Property are being maintained and the required maintenance fees (if any) are being paid; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's or

(pp)           any of its Subsidiaries' rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (g) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (h) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company's or any of its Subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim.  To the knowledge of the Company, no opposition filings or invalidation filings have been submitted which have not been finally resolved in connection with any of the Company’s patents and patent applications in any jurisdiction where the Company has applied for, or received, a patent.

(qq)           Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with IFRS or (B) any such amounts currently payable without penalty or interest.  There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments against the Company or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect.  No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Underwriter to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Shares to purchasers thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(rr)              On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be issued and sold on such Closing Date will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ss)             The Company and its Subsidiaries are insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, each Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not

(tt)              materially greater than the current cost.  The Company has obtained director’s and officer’s insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering of securities.

(uu)           Neither the Company nor its Subsidiaries, nor any director, officer, agent or employee of either the Company or any Subsidiary has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment

(vv)           The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ww)       Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions (the "Sanctions Regulations") administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC’); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations ("EAR"); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

(xx)           The Company has not distributed and, prior to the later to occur of the last Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than each Preliminary Offering Circular, and the Final Offering Circular, or such other materials as to which the Underwriter shall have consented in writing.

(yy)           Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all stock

(zz)            purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company or its Subsidiaries, or under which the Company or any of its Subsidiaries has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a "reportable event" as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(aaa)         The Company has not filed with the Commission any registration statement providing for the registration under the Exchange Act of the Shares.

(bbb)       No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other, which would be required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular and is not so disclosed.

(ccc)         The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

(ddd)      The Shares have been approved for listing on the Canadian Securities Exchange ("CSE") under the symbol "MJ", the Deutsche Borse Group on the Frankfurt Stock Exchange in Germany under the trading symbol "TLA", and on the OTC Market Group's OTCQB Venture Market under the trading symbol "TRLFF"

(eee)         Except as set forth in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(fff)          To the knowledge of the Company, there are no affiliations with FINRA among the Company’s directors, officers or any five percent or greater stockholder of the Company or any beneficial owner of the Company's unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Offering Statement.

(ggg)       There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.  The Company has not directly or indirectly, including through its Subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement.  No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Offering Statement, the Preliminary Offering Circular, or the Final Offering Circular and is not so described.

(hhh)       The Boustead Warrant has been duly authorized for issuance.  The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Boustead Warrant and, when issued and paid for in accordance with the terms of the Boustead Warrant, such shares of Common Stock will be validly issued, fully paid and non-assessable (such shares of Common Stock, together with the Boustead Warrant, the "Boustead Securities").  The issuance of the Common Stock pursuant to the Boustead Warrant will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any of its subsidiaries.

Section 4. Removed and Reserved.

Section 5. Covenants of the Company.

(a)                The Offering Statement has become qualified, and the Company will file the Final Offering Circular, subject to the prior approval of the Underwriters, pursuant to Rule 253 and Regulation A, within the prescribed time period and will provide a copy of such filing to the Underwriters promptly following such filing.

(b)               The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Securities Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have reasonably objected thereto in good faith.

(c)                The Company will notify the Underwriters promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Offering Statement is filed; (2) of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular, or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Preliminary Offering Circular, or the Final Offering Circular in order to make the statements therein, in light of the circumstances in

(d)               which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by the Underwriters, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Securities Act and the Rules and Regulations and to notify the Underwriters promptly of all such filings.

(e)                If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Securities Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify the Underwriters and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request.  The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by the Underwriters, and the Underwriters agrees to provide to each Investor, prior to the Initial Closing and, as applicable, any Subsequent Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.

(f)                The Company will furnish to the Underwriters and their counsel, without charge (i) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (ii) so long as an offering circular relating to the Shares is required to be delivered under the Securities Act or the Rules and Regulations, as many copies of each Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto as each Underwriter may reasonably request.

(g)               If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company has or will promptly notify the Underwriters in writing and has or will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(h)               The Company will comply with any undertakings contained in the Offering Statement.

(i)                 Prior to the sale of the Shares to the Investors, the Company will cooperate with the Underwriters and their counsel in connection with the registration or qualification, or exemption therefrom, of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(j)                 The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Offering Circular under the caption "Use of Proceeds."

(k)               The Company will use its reasonable best efforts to ensure that the Shares maintain their listing on the CSE and OTCQB Venture Exchange.

(l)                 The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

(m)             The Company will not (i) offer, pledge, sell,  contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, directly or indirectly, any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company except that, this Section 5(l)(i) shall  not apply to or restrict the Company’s authority to grant or issue of stock options to  non-affiliates, (ii) file or cause to be filed any registration statement with the Commission relating to the offering for any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company (the "Lock-Up Securities") during the period commencing on and including the date hereof and ending on and including the 365th day following the date of this Agreement (as the same may be extended as described below, the "Lock-up Period"), except with respect to (A) the Shares to be sold hereunder, (B) the issuance of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date of the offering, issued after the date of this Agreement pursuant to the Company’s currently existing or hereafter adopted equity compensation plans or employment or consulting agreements or arrangements of which each Underwriter has been advised in writing or which have been filed with the Commission or (C) the issuance by the Company of stock options or shares of capital stock of the Company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or agreements of the Company, provided, however, that recipients of such shares of Common Stock agree to be bound by the terms of the lock-up letter described in Section 5(l) hereof.  If the Representative agrees to waive or release any Lock-Up Securities from the Lock-Up Period, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of such release or waiver.

(n)               The Company shall not grant a waiver or consent to any of the provisions of the lock-up agreements referenced in Section 9(i) herein without the prior written consent of the Representative.

Section 6. Removed and Reserved.

Section 7. Representations and Warranties of the Underwriters, Agreements of the Underwriters. Each Underwriter represents and warrants and covenants to the Company that:

(a)                The Underwriter agrees that it shall not include any "issuer information" (as defined in Rule 433 under the Securities Act) in any Written Testing-the-Waters Communication used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, "Permitted Issuer Information"), provided that "issuer information" (as defined in Rule 433 under the Securities Act) within the meaning of this Section 7 shall not be deemed to include information prepared by the Underwriter on the basis of, or derived from, "issuer information".

(b)               Neither the Underwriter nor any Dealer, nor any managing member of the Underwriter or any Dealer, nor any director or executive officer of the Underwriter or any Dealer or other officer of the Underwriter or any Dealer participating in the offering of the Shares is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.  No registered representative of the Underwriter or any Dealer, or any other person being compensated by or through the Underwriter or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(c)                The Underwriter and each Dealer is a member of FINRA and it and its respective employees and representatives have all required licenses and registrations to act under this Agreement, and the Underwriter shall remain a member or duly licensed, as the case may be, during the Offering.

(d)               Except for Participating Dealer Agreements, no agreement will be made by the Underwriter with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

(e)                Except as otherwise consented to by the Company, the Underwriter has not and will not use or distribute any written offering materials other than the Preliminary Offering Circular, and the Final Offering Circular.  The Underwriter has not and will not use any "broker-dealer use only" materials with members of the public, or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Statement in connection with offers or sales of the Shares.

Section 8. Expenses.

(a)                Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the transactions contemplated hereby up to $50,000, including without limitation (i) all of the reasonable and documented out-of-pocket expenses incurred by the Underwriters (including fees and expenses of its legal counsel), with any such expenses above $2,000 to be pre-approved by the Company, (ii) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs, if any), (iii) all fees and expenses of the registrar and transfer agent of the Common Stock and the warrant agent, (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares placed by the Underwriters, (v) all fees and expenses of the Company’s counsel,

(b)               independent public or certified public accountants and other advisors, (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Offering Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Offering Circular, the Final Offering Circular and all amendments and supplements thereto, and this Agreement, (vii) all filing fees, attorneys’ fees and expenses incurred by the Company, or the Underwriters, in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriters, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, and (viii) the filing fees incident to the FINRA’s review and approval of the Underwriters’ participation in the offering and placement of the Shares and legal fees and expenses of counsel for the Underwriters.

Section 9. Conditions of the Obligations of the Underwriters.  The obligations of each Underwriter hereunder are subject to (1) the accuracy of the representations and warranties on the part of the Company as set forth in Sections 3 hereof, respectively, as of the date hereof and as of the Closing Date as though then made, (2) the timely performance by the Company of its covenants and obligations hereunder, and (3) each of the following additional conditions:

(a)                (i) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the qualification of the Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith, and the Underwriter shall have received certificates of the Company, dated as of each Closing Date and signed by the President and Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (ii) and (iii).

(b)               Since the respective dates as of which information is given in the Offering Statement, and the Final Offering Circular, in the reasonable judgment of the Underwriter there shall not have occurred a Material Adverse Change.

(c)                Since the respective dates as of which information is given in the Offering Statement, and the Final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Underwriter, would reasonably be expected to have a Material Adverse Effect.

(d)               Each of the representations and warranties of the Company contained herein shall be true and correct as of each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and

(e)                warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(f)                On the Closing Date, the Underwriter shall have received the opinion of Venture Law Corporation, counsel for the Company, addressed to the Underwriter, dated as of the Closing Date, substantially in the form satisfactory to the Underwriter.

(g)               Removed and Reserved.

(h)               At the Initial Closing and at any Subsequent Closing, there shall be furnished to the Underwriter a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter to the effect that each signer has carefully examined the Offering Statement, and the Final Offering Circular, and that to each of such person's knowledge:

(i)                 As of the date of each such certificate, (x) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Final Offering Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

(ii)               Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(iii)             Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(iv)             No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(v)               Subsequent to the date of the most recent financial statements in the Offering Statement and in the Final Offering Circular, there has been no Material Adverse Change.

(i)                 The Company shall have furnished or caused to be furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness on any Closing Date of any statement in the Offering Statement, the Preliminary Offering Circular, or

(j)                 the Final Offering Circular, as to the accuracy on such Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

(k)               On or prior to the date hereof, the Company shall have furnished to the Underwriter an agreement substantially in the form of Exhibit B hereto from each of the Company’s officers, directors, and security holders of the Company’s Common Stock or securities convertible into or exercisable for shares of the Company’s Common Stock as set forth in Schedule D hereto, and each such agreement shall be in full force and effect on the Closing Date and effective as follows: (i) Mr. Bomford and any entity which he is an indirect or direct beneficial owner shall be subject to a 365 day (12 month) lock-up, wherein during the first 90 days (months 1-3) following the Closing Date there shall be a total and complete lock-up, during the second 90 days (months 4-6) Bomford shall be subject to a partial lock-up and permitted to sell or dispose of up to 1% of his aggregate holdings per month subject to a minimum sales price of $0.84 per share, and after the 180th day (months 7-12) Bomford shall be subject to a partial lock-up and permitted to sell or dispose of up to 5% of his aggregate holdings per month subject to a minimum sales price of $0.84 per share;; and (ii) all of the other parties set forth in Schedule D hereto shall be subject to a 180 day (6th month) lock-up, wherein during the first 90 days (months 1-3) following the Closing Date there shall be a total and complete lock-up, and during the second 90 days (months 4-6) the lock-up parties shall be subject to a partial lock-up and permitted to sell up to 10% of their holdings per 30 day period subject to a minimum sale price of $0.84 per share.

(l)                 The Company shall have furnished or caused to be furnished to the Underwriter on each Closing Date satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdiction of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)             FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

(n)               On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE MKT, NASDAQ, OTCQB, or CSE; (b) a general moratorium on commercial banking activities declared by either Federal or Canadian authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on any Closing Date on the terms and in the manner contemplated in the Final Offering Circular.

Section 10. Indemnification.

(a)                Indemnification by the Company. The Company shall indemnify and hold harmless each Underwriter, its affiliates and its directors, officers, members, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the "Underwriter Indemnified Parties," and each a "Underwriter Indemnified Party") against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular or any amendment or supplement thereto, (B) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Statement, the Final Offering Circular, or any Written Testing-the-Waters Communication, any Permitted Issuer Information, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Underwriter in connection with, or relating in any manner to, this Agreement, the Securities or the offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 10(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular, or any such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company through the Underwriter expressly for use therein, which information the parties hereto agree is limited to the Underwriter’s Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)               Removed and Reserved.

(c)                Indemnification by the Underwriters. Each Underwriter shall indemnify and hold harmless the Company and the Company’s directors, its officers who signed the Final Offering Circular and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Company Indemnified Party may become subject, under the Securities Act or otherwise,

(d)               insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement of a material fact contained in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company, as applicable, by the Underwriter expressly for use, or (ii) the omission to state in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through the Underwriter expressly for use therein, which information the parties hereto agree is limited to the Underwriter’s Information and shall reimburse the Company, as applicable, for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  Notwithstanding the provisions of this Section 10(c), in no event shall any indemnity by the Underwriter under this Section 10(c) exceed the total discount and commission received by the Underwriter in connection with the Offering.

(e)                Procedure. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under 10(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party

(f)                and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified party under this Section 10 is an Underwriter Indemnified Party, by the Company if an indemnified party under this Section 10 is a Company Indemnified Party. Subject to this Section 10(c), the amount payable by an indemnifying party under Section 10 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(g)               Contribution.  If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 10(e) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 10(e) but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other with respect

(h)               to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Final Offering Circular.  The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriter for use in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, and any Written Testing-the-Waters Communication, consists solely of the Underwriter’s Information.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 10(e), the Underwriters shall not be required to contribute any amount in excess of the total commission received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 11. Termination of this Agreement.  Prior to the initial Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the CSE or OTCQB Venture Exchange; (ii) a general banking moratorium shall have been declared by any of federal or state, or Canadian authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Final Offering Circular or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Representative, except that the Company shall be obligated to reimburse the expenses of each Underwriter as provided for herein, (b) the Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriter or persons associated with the Underwriter) and Section 10 shall at all times be effective and shall survive such termination.

Section 12. No Advisory or Fiduciary Responsibility. The Company agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby.  Additionally, the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or is advising the Company on other matters).  The Company has conferred with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and each Underwriter shall have no responsibility or liability to the Company or any other person with respect thereto.  Each Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company's securities.  Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of, or for the benefit of, the Company.

Section 13. Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, solely with respect to the offering contemplated by this Agreement.  For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the Engagement Letter not related to the transactions contemplated by the Offering Statement and the Final Offering Circular, each of which provisions shall remain in full force and effect.

Section 14. Representations and Indemnities to Survive Delivery; Third Party Beneficiaries.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.  Each Investor shall be a third party beneficiary with respect to the representations, warranties, covenants and agreements of the Company set forth herein.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, sent via electronic mail or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

Boustead Securities, LLC
As the Representative of the several Underwriters
6 Venture, Suite 325
Irvine, California 92618
Facsimile: 815-301-8099
Attn: Keith Moore, CEO

Email: keith@boustead1828.com

with a copy (which shall not constitute notice) to:

Horwitz & Armstrong, a Prof. Law Corp.
14 Orchard, Suite 200
Lake Forest, CA 92630

Facsimile: 949-540-6578
Attn: Lawrence W. Horwitz, Esq.

If to the Company:

True Leaf Medicine International Ltd.

Attn: Darcy Bomford, CEO
32 - 100 Kalamalka Lake Rd
Vernon, BC, V1T 9G1
Email: darcy@trueleaf.com

with a copy (which shall not constitute notice) to:

Venture Law Corporation
688 West Hastings Street, Suite 618
Vancouver, BC V6B 1P1
Facsimile: 604-659-9178

Attn: Alixe Cormick, Esq
Email: acormick@venturelawcorp.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such merely by reason of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the offering contemplated by this Agreement.  For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the Engagement Letter not related to the transactions contemplated by the Offering Statement and the Final Offering Circular, each of which provisions shall remain in full force and effect.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 10, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Offering Statement, any Preliminary Offering Circular and the Final Offering Circular (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Shares and payment for them as contemplated hereby and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Offering Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriters merely because of such purchase.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, TRUE LEAF MEDICINE INTERNATIONAL LTD. By: Name: Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

BOUSTEAD SECURITIES, LLC By: Name: Keith Moore Title: Chief Executive Officer

SCHEDULE A
Underwriter	Shares Sold through the Underwriter
Boustead Securities, LLC	[•]
____________________	[•]
Total	[•]

SCHEDULE B

List of Permitted Parties

Abattis Bioceuticals Corp.

Aurora Cannabis Inc.

Beleave Inc.

Canopy Growth Corporation

Enertopia Corporation

The Green Organic Dutchman Holdings Ltd.

InMed Pharamceuticals Inc.

Industrial Alliance

Lexaria Bioscience Corp.

MedReleaf Corp.

Naturally Splendid Enterprises Ltd.

Organigram Holdings Inc.

Paul Rosen

SCHEDULE C

Subsidiaries

True Leaf Pet Inc. (BC)

True Leaf Pet Europe LLC Sarl (Luxemburg)

True Leaf Investments Corp.  (BC)

True Leaf Medicine, Inc.(BC)

True Leaf USA Inc. (NV)

SCHEDULE D

Lock-Up Parties

Darcy Bomford and First Pacific Enterprises Inc. (365 days- 1% leak out allowance after 90th day; 5% leak-out after 180th day)

Chuck Austin (180 days – 10% leak out allowance per month after 90th day)

Kevin Bottomley (180 days – 10% leak out allowance per month after 90th day)

Christopher Spooner (180 days – 10% leak out allowance per month after 90th day)

Michael Harcourt (180 days – 10% leak out allowance per month after 90thday)

EXHIBIT A

Form of Warrant

Form of Boustead Warrant Agreement

The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not for a period of One Hundred Eighty (180) days following the Qualification date (as defined below) of the OFFERING Statement: (a) sell, transfer, assign, pledge or hypothecate this Purchase WarranT to anyone other than officers or partners of BOUSTEAD SECURITIES, LLC, each of whom shall have agreed to the restrictions contained herein, in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2).

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO _______,__. VOID AFTER 5:00 P.M., EASTERN TIME, _______, 20__.

COMMON STOCK PURCHASE WARRANT

For the Purchase of [●][1] Shares of Common Stock

Of

TRUE LEAF MEDICINE INTERNATIONAL, LTD.

1.                  Purchase Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between True Leaf Medicine International Ltd., a Canadian corporation (the "Company") and Boustead Securities, LLC ("Boustead"), as representative (the "Representative") of the several underwriters listed in Schedule A thereto (the "Underwriters"), dated _____ [●], 2017 (the "Underwriting Agreement"), Boustead (in such capacity with its permitted successors or assigns, the "Holder"), as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from ______, 20__ (the "Exercise Date"), and at or before 5:00 p.m., Eastern time, ______, 20__ (the "Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [●] shares of common stock of the Company, no par value  per share (the "Shares"), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law or executive order to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period commencing on the date hereof and ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $___ per Share (one hundred fifty percent (150.0%)) of the price of the Shares sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the

2.                  initial exercise price or the adjusted exercise price, depending on the context. Any term not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

3.                  Exercise.

3.1              Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A (the "Exercise Form") must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check to the order of the Company. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

3.2              Cashless Exercise. In lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the Exercise Form, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

Where,             X     =    The number of Shares to be issued to Holder;
Y     =    The number of Shares for which the Purchase Warrant is being exercised;
A     =    The fair market value of one Share; and
B     =    The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i)                 if the Company’s common stock is traded on a securities exchange, the value shall be deemed to be the closing price on such exchange on the trading day immediately prior to the Exercise Form being submitted in connection with the exercise of this Purchase Warrant; or

(ii)               if the Company’s common stock is actively traded over-the-counter, the value shall be deemed to be the closing bid price on the trading day immediately prior to the Exercise Form being submitted in connection with the exercise of the Purchase Warrant; if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

3.3              Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the "Act"):

"The securities represented by this certificate have not been registered under the Act, or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available."

4.                  Transfer.

4.1              General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not for a period of one hundred eighty (180) days following the Qualification Date of the Offering Statement: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant to anyone other than: (i) Boustead or an underwriter or a selected dealer participating in the offering (the "Offering") contemplated by the Underwriting Agreement, or (ii) officers or partners of Boustead, each of whom shall have agreed to the restrictions contained herein, in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after that date that is one hundred eighty (180) days after the Qualification Date of the Offering Statement, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

4.2              Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a Registration Statement relating to the offer and sale of such securities that includes a current prospectus with respect to which the Holder has exercised its registration rights, if any, has been filed and declared effective by the Securities and Exchange Commission (the "Commission") and compliance with applicable state securities law has been established.

5.                  Removed and Reserved.

6.                  New Purchase Warrants to be Issued.

6.1              Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

6.2              Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

7.                  Adjustments.

7.1              Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

7.1.1        Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares, and the Exercise Price shall be proportionately decreased.

7.1.2        Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

7.1.3        Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

7.1.4        Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

7.2              Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant,

7.3              the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

7.4              Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

8.                  Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of this Purchase Warrant and payment of the exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.

9.                  Certain Notice Requirements.

9.1              Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the "Notice Date") for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

9.2              Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or

9.3              any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

9.4              Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

9.5              Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made (1) when hand delivered, (2) when mailed by express mail or private courier service, (3) when the event requiring notice is disclosed in all material respects and filed in a current report on Form 8-K or in a definitive proxy statement on Schedule 14A prior to the Notice Date or (4) if sent by electronic mail, on the day the notice was sent if during regular business hours and, if sent outside of regular business hours, on the following business day: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to the Holder:

Boustead Securities, LLC
Attn: Keith Moore, CEO
6 Venture, Suite 325
Irvine, CA  92618
Email:   keith@boustead1828.com
Facsimile: 815-301-8099

With a copy (which shall not constitute notice) to:

Horwitz & Armstrong, a Prof. Law Corp.
14 Orchard, Suite 200
Lake Forest, CA 92630
Facsimile: 949-540-6578
Attn: Lawrence W. Horwitz, Esq.

If to the Company:

Darcy Bomford, CEO
32 - 100 Kalamalka Lake Rd
Vernon, BC V1T 9G1
Email: darcy@trueleaf.com

With a copy (which shall not constitute notice) to:

Venture Law Corporation
688 West Hastings Street, Suite 618
Vancouver, BC V6B 1P1
Facsimile: 604-659-9178

Attn: Alixe Cormick, Esq

10.              Miscellaneous.

10.1          Amendments. The Company and Boustead may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Boustead may deem necessary or desirable and that the Company and Boustead deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

10.2          Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

10.3          Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.4          Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees and respective successors and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

10.5          Governing Law; Submission to Jurisdiction. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the Province of British Columbia, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the British Columbia Supreme Court, County of Vancouver, or in the British Columbia Supreme Court, County of Kelowna, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.6          Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.7          Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and Boustead enter into an agreement ("Exchange Agreement") pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

10.8          Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 2017.

True Leaf Medicine International Ltd. By: Name: Title:

EXHIBIT A

Form to be used to exercise Purchase Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ Shares of True Leaf Medicine International Ltd., a Canadian corporation (the "Company") and hereby makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Shares under the Purchase Warrant for ______ Shares, as determined in accordance with the following formula:

X                             =                                                     Y(A-B)
                                                            A

Where,             X     =    The number of Shares to be issued to Holder;
Y     =    The number of Shares for which the Purchase Warrant is being exercised;
A     =    The fair market value of one Share which is equal to $_____; and
B     =    The Exercise Price which is equal to $______ per share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

Form to be used to assign Purchase Warrant:

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED,                                                     does hereby sell, assign and transfer unto the right to purchase shares of True Leaf Medicine International Ltd., a Canadian corporation (the "Company"), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:  ____________, 20__

Signature

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever.

EXHIBIT B

Form of Lock-Up Agreement

Lock-Up Agreement

[ ], 2017

Boustead Securities, LLC.
6 Venture, Suite 325,
Irvine, CA 92618
Ladies and Gentlemen:

This Lock-Up Agreement (this "Agreement") is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") between True Leaf Medicine International Ltd., a Canadian corporation (the "Company"), and Boustead Securities LLC ("Boustead" or the "Underwriter") and the other parties thereto (if any), relating to the proposed public offering (the "Offering") of common stock, no par value per share (the "Common Stock"), of the Company.

In order to induce the Underwriter to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a shareholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of the Underwriting Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of Boustead, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition except as permitted by the Leak-Out Allowance (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the "Securities Act") (such shares, the "Beneficially Owned Shares")) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock.

During the Lock-Up Period, the undersigned shall be entitled to a leak-out allowance of the Beneficially Owned Shares as follows: (i)  no disposition of Beneficially Owned Shares will be permitted during the first 90 days (months 1-3) of the Lock-Up Period as set forth in this Agreement; and (ii) following the 90th day (months 4-6) of the Lock-Up Period the undersigned shall be permitted to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, up to 10% of the Beneficially Owned Shares per 30 day period subject to a minimum sale price of $0.84 per share (the "Leak-out Allowance"). The undersigned agrees that any and all dispositions in accordance with the Leak-out Allowance must comply with all other terms of this Agreement.

The undersigned acknowledges and agrees that any sales after the Lock-Up Period shall be conducted in connection with a registration statement or an exemption from registration and that the Company will analyze such exemptions with reference to the Undersigned’s status as an affiliate or non-affiliate of the Company as provided by Rule 144 of the Securities Act, or such other exemption as may be applicable.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Underwriter waives, in writing, such extension; provided however, that this extension of the Lock-Up Period shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an Emerging Growth Company, as defined under the Jumpstart Our Business Startups Act, prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the Emerging Growth Company or its shareholders that restricts or prohibits the sale of securities held by the Emerging Growth Company or its shareholders after the initial public offering date.

Boustead agrees that, (i) at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Stock, Boustead will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Boustead hereunder shall only be effective two business days after the publication date of such press release provided always that such press release is not a condition to the release of the aforementioned lock-up provisions due to the expiration of the Lock-Up Period. The provisions of this paragraph will also not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The restrictions set forth in the immediately preceding paragraph shall not apply:

 (1) to the exercise by the undersigned of any stock option(s) issued pursuant to the Company’s existing stock option plans, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned; provided, that, the Common Stock received upon such exercise shall remain subject to the restrictions provided for in this Agreement;

(2) to the exercise by the undersigned of any warrant(s) issued by the Company prior to the date of this Agreement, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned; provided, that, the Common Stock received upon such exercise shall remain subject to the restrictions provided for in this Agreement;

(3) to the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of 100% of the voting securities of the Company, (b) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company, (c) the Company sells or transfers all or substantially all of its assets to another person, or (d) provided, that, the Common Stock received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in this Agreement; and

(4) to transfers consented to, in writing by Boustead; provided however, that in the case of a transfer described in clause  (1) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (2) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. In addition, the restrictions sets forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to Boustead promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Agreement is terminated in accordance with its terms. For purposes of this paragraph, "immediate family" shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and "affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period. In addition, the undersigned hereby waives, from the date hereof until the expiration of the 180-day period following the date of the Underwriting Agreement and any extension of such period pursuant to the terms hereof, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned understands that, if (i) the Company notifies Boustead in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by [ ], 2017, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, then this Agreement shall be void and of no further force or effect.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Lock-Up Agreement

[ ], 2017

Boustead Securities, LLC.
6 Venture, Suite 325,
Irvine, CA 92618

Mr. Bomford:

This Lock-Up Agreement (this "Agreement") is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") between True Leaf Medicine International Ltd., a Canadian corporation (the "Company"), and Boustead Securities LLC ("Boustead" or the "Underwriter") and the other parties thereto (if any), relating to the proposed public offering (the "Offering") of common stock, no par value per share (the "Common Stock"), of the Company.

In order to induce the Underwriter to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a shareholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on and including the date of this Agreement through and including the date that is the 365th day after the date of the Underwriting Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of Boustead, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition except as permitted by the Leak-Out Allowance (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the "Securities Act") (such shares, the "Beneficially Owned Shares")) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock.

During the Lock-Up Period, the undersigned shall be entitled to a leak-out allowance of the Beneficially Owned Shares as follows: (i)  no disposition of Beneficially Owned Shares will be permitted during the first 90 days (months 1-3) of the Lock-Up Period as set forth in this Agreement; (ii) following the 90th day (months 4-6) of the Lock-Up Period the undersigned shall be permitted to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, up to 1% of the Beneficially Owned Shares per 30 day period subject to a minimum sale price of $0.84 per share, and (iii)  after the 180th day (months 7-12) Bomford shall be subject to a partial lock-up and permitted to sell or dispose of up to 5% of his aggregate holdings per month subject to a minimum sales price of $0.84 per share; (the "Leak-out Allowance"). The undersigned agrees that any and all dispositions in accordance with the Leak-out Allowance must comply with all other terms of this Agreement.

The undersigned acknowledges and agrees that any sales after the Lock-Up Period shall be conducted in connection with a registration statement or an exemption from registration and that the Company will analyze such exemptions with reference to the Undersigned’s status as an affiliate or non-affiliate of the Company as provided by Rule 144 of the Securities Act, or such other exemption as may be applicable.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Underwriter waives, in writing, such extension; provided however, that this extension of the Lock-Up Period shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an Emerging Growth Company, as defined under the Jumpstart Our Business Startups Act, prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the Emerging Growth Company or its shareholders that restricts or prohibits the sale of securities held by the Emerging Growth Company or its shareholders after the initial public offering date.

Boustead agrees that, (i) at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Stock, Boustead will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Boustead hereunder shall only be effective two business days after the publication date of such press release provided always that such press release is not a condition to the release of the aforementioned lock-up provisions due to the expiration of the Lock-Up Period. The provisions of this paragraph will also not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The restrictions set forth in the immediately preceding paragraph shall not apply:

 (1) to the exercise by the undersigned of any stock option(s) issued pursuant to the Company’s existing stock option plans, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned; provided, that, the Common Stock received upon such exercise shall remain subject to the restrictions provided for in this Agreement;

(2) to the exercise by the undersigned of any warrant(s) issued by the Company prior to the date of this Agreement, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned; provided, that, the Common Stock received upon such exercise shall remain subject to the restrictions provided for in this Agreement;

(3) to the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of 100% of the voting securities of the Company, (b) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company, (c) the Company sells or transfers all or substantially all of its assets to another person, or (d) provided, that, the Common Stock received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in this Agreement; and

(4) to transfers consented to, in writing by Boustead; provided however, that in the case of a transfer described in clause  (1) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (2) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. In addition, the restrictions sets forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to Boustead promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Agreement is terminated in accordance with its terms. For purposes of this paragraph, "immediate family" shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and "affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period. In addition, the undersigned hereby waives, from the date hereof until the expiration of the 365-day period following the date of the Underwriting Agreement and any extension of such period pursuant to the terms hereof, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned understands that, if (i) the Company notifies Boustead in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by [ ], 2017, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, then this Agreement shall be void and of no further force or effect.

Very truly yours,

Darcy Bomford
(Name - Please Print)

(Signature)

Address:

First Pacific Enterprises, Inc.
(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Exhibit C

Patent Applications

None.

[1] NTD: 6% of shares issued in offering.